ILX RESORTS INCORPORATED

STOCK BONUS PLAN

1.  Purpose.  The purpose of this Stock Bonus Plan (“Plan”) is to advance the interests of ILX Resorts Incorporated (the “Company”) and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock, to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

2.

Definitions.

A.  “Board” shall mean the board of directors of the Company.

B.  “Committee” means the Compensation Committee of the Board.

C.

“Plan” shall mean this Stock Bonus Plan.

D.

“Bonus Share” shall mean the shares of common stock of the Company reserved pursuant to Section 4 hereof and any such shares issued to a Recipient pursuant to this Plan.

E.

“Recipient” shall mean any individual rendering services for the Company to whom shares are granted pursuant to this Plan.

3.  Administration of Plan.  The Plan shall be administered by the Compensation Committee which shall consist of two or more independent directors (the “Committee”). The Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Bonus Shares shall be granted and the number of Bonus Shares; to construe and interpret the Plan; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

4.  Bonus Share Reserve. There shall be established a Bonus Share Reserve to which shall be credited 600,000 shares of the Company’s common stock, 250,000 of which shall be authorized and unissued shares of the Company's common stock or treasury stock, and 350,000 of which shall be purchased by the Company on the open market or from affiliates of the Company, including from Martori Enterprises Incorporated, an entity controlled by Joseph P. Martori, Chairman of the Board and Chief Executive Officer of the Company.  All purchases by the Company on the open market or from affiliates shall be approved by a majority of the Company's independent directors. The price of shares acquired from affiliates shall be determined by a majority of the Company's independent directors, but may not exceed the fair market value of such shares at the time of purchase, and, if such shares are then listed on the American Stock Exchange or other recognized exchange or Nasdaq, the fair market value of such shares shall be the average of the mean between the opening and closing price as reported by such exchange or Nasdaq for each trading day over the 30 day period ending on the date of such purchase (“Agreement Date”).  Pursuant to Section 16 under the Exchange Act of 1934, the affiliate may not acquire shares of the Company's common stock, except pursuant to a transaction exempt from Section 16(b), within the six-month period preceding or following the Agreement Date.  Any Bonus Shares forfeited by Recipients are credited back to the Bonus Share Reserve.

In the event that the shares of common stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share Reserve shall be appropriately adjusted to reflect such action. Upon the grant of shares hereunder, the Bonus Share Reserve shall be reduced by the number of shares so granted.

5.  Eligibility, and Granting and Vesting of Bonus Shares. Bonus Shares may be granted under the Plan to the Company’s (or the Company’s subsidiaries) employees, directors and officers, and consultants or advisors to the Company (or its subsidiaries), provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

The term “employee” includes former employees as well as executors, administrators or beneficiaries of the estate of deceased employees, guardians or members of a committee for incompetent former employees, or similar persons duly authorized by law to administer the estate or assets of former employees.

The Committee, in its sole discretion, is empowered to grant to an eligible Participant a number of Bonus Shares as it shall determine from time to time. Each grant of these Bonus Shares shall become vested according to a schedule to be established by the Committee directors at the time of the grant, which schedule may provide for immediate vesting. For purposes of this plan, vesting shall mean the period during which the recipient must remain an employee or provide services for the Company. At such time as the employment of the Recipient ceases, any shares not fully vested shall be forfeited by the Recipient and shall be credited to the Bonus Share Reserve. The Committee, in its sole discretion, may also impose restrictions on the future transferability of the Bonus Shares, which restrictions shall be set forth on the notification to the Recipient of the grant. The Committee, in its sole discretion, may also grant cash bonuses in an amount intended to cover the payroll taxes on the stock grant and on the cash grants so that the employee does not suffer an out-of-pocket tax burden as a result of the stock grant. Such grants may be subject to a different vesting schedule and may be distributed at a later date than the associated stock grant.

6.  Form of Grants.  Each grant shall specify the number of Bonus Shares subject thereto, subject to the provisions of Section 5 hereof.  At the time of making any grant, the Committee shall advise the Recipient by delivery of a written notice.

7.  Recipients’ Representations.

   A.  The Committee may require that, in acquiring any Bonus Shares, the Recipient agree with, and represent to, the Company that the Recipient is acquiring such Bonus shares for the purpose of investment and with no present intention to transfer, sell or otherwise dispose of shares except such distribution by a legal representative as shall be required by will or the laws of any jurisdiction in winding-up the estate of any Recipient. Such shares shall be transferable thereafter only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel (who shall be satisfactory to the Committee), such transfer shall at such time be in compliance with applicable securities laws.

   B.  Upon receipt of any Bonus shares, if representations are required, then the Recipient shall deliver to the Committee, in duplicate, an agreement in writing, signed by the Recipient, and including the representations contained in Section 8(A) hereof. The Committee shall forthwith acknowledge its receipt thereof.

8.  Restrictions Upon Issuance.

   A.  Bonus shares shall forthwith after the making of any representations required by Section 7 hereof, or if no representations are required then within thirty (30) days of the date of grant, be duly issued and transferred and a certificate or certificates for such shares shall be issued in the Recipient’s name. The Recipient shall thereupon be a shareholder with respect to all the shares represented by such certificate or certificates, shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions (subject to the provisions of Section 7(B) hereof) paid with respect to such shares. When applicable, certificates of stock representing Bonus Shares shall be imprinted with a legend to the effect that the shares represented thereby are subject to the provisions of this Agreement, and to the vesting and transfer limitations established by the Committee, and each transfer agent for the common stock shall be instructed to like effect with respect to such shares.

   B.  In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient shall, as owner of the Bonus Shares subject to restrictions hereunder, be entitled to new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall also be imprinted with a legend as provided in Section 8(A), and all provisions of the Plan relating to restrictions herein set forth shall thereupon be applicable to such new or additional or different shares or securities to the extent applicable to the shares with respect to which they were distributed.

   C.  The grant of any Bonus Shares shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Bonus Shares upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of any Bonus Shares, then  in any such event, such grant shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company. In particular, the Recipient must pay to the Company or make arrangements satisfactory to the Committee to pay to the Company, at such time as any income is recognized by the Recipient with respect to the Bonus Shares, any Federal, state, or local taxes of any kind required by law to be withheld on such income by the Company.

   D.  Unless the Bonus Shares covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, each Recipient shall, by accepting a Bonus Share, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all Bonus Shares were acquired for investment and not for resale or distribution. The person entitled to receive Bonus Shares shall, upon request of the Committee, furnish evidence satisfactory to the Committee (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Committee may, if it deems appropriate affix a legend to certificates representing Bonus Shares indicating that such Bonus Shares have not been registered with the Securities and Exchange Commission and may so notify the Company’s transfer agent. Such shares may be disposed of by a Recipient in the following manner only: (1) pursuant to an effective registration statement covering such resale or re-offer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule 144 of the Securities and Exchange Commission. If Bonus Shares covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of Recipients who are directors, officers, or principal shareholders of the  Company. Such persons may dispose of shares only by one of the three aforesaid methods.

9.  Limitations. Neither the action of the Company in establishing the Plan, nor any action taken by it nor the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company.

Every right of action by any person receiving shares of common stock pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect to which such right of action arises.

10.  Amendment, Suspension or Termination of the Plan. The Board of Directors may alter, suspend, or discontinue the Plan at any time.

Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Bonus Share may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without a recipient’s consent, alter or impair any of the rights or obligations under any Bonus Share theretofore granted to such recipient under the Plan.

11.  Governing Law; Not an Employment Agreement. The Plan shall be governed by the laws of the State of Arizona without regard to principles of conflicts of laws. The grant of Bonus Shares is not an employment agreement or assurance of continued employment for any period of time, including any period of time necessary to permit vesting of Bonus Shares.

12.  Expense of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.